UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 13, 2008
FRANKLIN BANK CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-32859	11-3626383
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9800 Richmond Avenue, Suite 680	Houston, Texas 77042

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 339-8900
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets
     Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
     On August 13, 2008, Franklin Bank Corp. (“Franklin”) received a letter (the “Nasdaq Letter”) from the staff of The NASDAQ Stock Market (“Nasdaq”) regarding Franklin’s failure to file its Quarterly Report on Form 10-Q for the period ended June 30, 2008 (the “June Form 10-Q”) with the Securities and Exchange Commission (the “SEC”) as required by Nasdaq Marketplace Rule 4310(c)(14). Franklin’s common stock is listed on Nasdaq. Additionally, on August 19, 2008, Franklin received a letter (the “AMEX Letter”) from the staff of The American Stock Exchange Inc. (the “AMEX”) in connection with Franklin’s failure to file the June Form 10-Q with the SEC as required by Sections 134 and 1101 of the AMEX Company Guide and its listing agreement. Franklin’s Series A Non-Cumulative Perpetual Preferred Stock (the “Preferred Stock”) trades on the AMEX. Franklin has previously disclosed receipt of similar letters from the Nasdaq staff and AMEX staff, with respect to Franklin’s failure to file with the SEC its Annual Report on Form 10-K for the year ended December 31, 2007 and Quarterly Report on Form 10-Q for the period ended March 31, 2008, and that such failures constituted a basis for delisting Franklin’s shares of common stock and Preferred Stock from trading on their respective exchanges. Under the rules of Nasdaq and the AMEX, the failure to file the June Form 10-Q serves as an additional basis for delisting Franklin’s common stock and the Preferred Stock, respectively.
     Both the Nasdaq Letter and the AMEX Letter were expected as a consequence of the failure to file the June Form 10-Q and their issuance was in accordance with standard practice of Nasdaq and the AMEX, respectively.
     Franklin issued a press release disclosing the foregoing on August 19, 2008, a copy of which is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.
     99.1 Press Release of Franklin Bank Corp., dated August 19, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN BANK CORP.

Dated: August 19, 2008

	By:	/s/ Alan E. Master Alan E. Master President

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of Franklin Bank Corp., dated August 19, 2008